UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 20, 2009

PASHMINADEPOT.COM, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

333-151909 (Commission File Number)	26-1703723 (IRS Employer Identification No.)

9694 Royal Palm Boulevard, Coral Springs, Florida 33069

(Address of Principal Executive Offices, Zip Code)

(954) 856-5718

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5.      Corporate Governance and Management

Item 5.01 Changes in Control of Registrant.

On April 20, 2009, Edward Sanders, the principal shareholder and President and Chief Executive Officer and a director of Pashminadepot.com, Inc. (the “Company”), entered into a Common Stock Purchase Agreement which provided for the sale of 60,000,000 shares of common stock of the Company (the “Purchased Shares”) to Albury Investments Limited (the “Purchaser”). The consideration paid for the Purchased Shares, which represent 70.59% of the issued and outstanding share capital of the Company on a fully-diluted basis, was $175,000. The Purchaser, which is a Hong Kong limited company involved in making investments, used its working capital to purchase the Purchased Shares.

There is currently no change in the officers or directors of the Company as a result of the change in control.

There are no arrangements or understandings among the Purchaser and the members of the Board of Directors with respect to the election of directors of the Company or other matters. The Company does not know of any arrangement which may at a subsequent date result in a change of control of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PASHMINADEPOT.COM, INC.

By:	/s/ Edward Sanders
Name:	Edward Sanders
Title:	President and Chief Executive Officer

Date: April 20, 2009